Exhibit 10.16

Original Issue Date: November 17, 2010

Original Conversion Price (subject to adjustment herein): $1.25

Original Exchange Price (subject to adjustment herein): $0.75

$

8.50% SECURED CONVERTIBLE DEBENTURE

DUE MAY 17, 2012

THIS 8.50% SECURED CONVERTIBLE DEBENTURE is the duly authorized and validly issued 8.50% Secured Convertible Debenture of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), having its principal place of business at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, designated as its 8.50% Secured Convertible Debenture due May 17, 2012 (this debenture, the “Debenture” and, collectively with the other debentures issued under Article 5.6.1 of the Plan, the “Debentures”). This Debenture, the Conversion Shares issuable upon conversion of this Debenture, and the BVTI Shares issuable upon exchange of this Debenture are issued by the Company, pursuant to Section 1145 of the Bankruptcy Code and Article 5.6.1 of the Plan, in exchange for the Holder’s claims against the Company, and are exempt from the requirements of Section 5 of the Securities Act and state and local securities laws and requirements by virtue of Section 1145 of the Bankruptcy Code. This Debenture, the Conversion Shares, and the BVTI Shares may be transferred, sold or resold by the Holder or any holders thereof without registration or restriction; provided that the transfer, sale or resale of this Debenture, the Conversion Shares, and the BVTI Shares by any recipient thereof would not be exempted under Section 1145 of the Bankruptcy Code if such recipient is deemed to be an underwriter.

FOR VALUE RECEIVED, the Company promises to pay to                                                   or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $                     on May 17, 2012 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof; provided that, if the average of the BVTI VWAPs for the ten (10) consecutive Trading Days immediately prior to the Maturity Date is less than $0.75 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like), the Maturity Date shall automatically be extended and the new Maturity Date shall be May 17, 2013. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agent” means StockTrans, Inc., the Agent under the Pledge Agreement, or any successor thereto.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Automatic Conversion” shall have the meaning set forth in Section 6(d).

“Automatic Conversion Notice” shall have the meaning set forth in Section 6(d).

“Bankruptcy Case” means, collectively, the cases of the Company and its Subsidiaries pending before the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, and jointly administered under Case No. 8:08-bk-17795-KRM.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida, Tampa Division.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“BVTI” means Biovest International, Inc., a Delaware corporation, with an address of 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606.

“BVTI Alternate Consideration” shall have the meaning set forth in Section 4(e)(ix).

“BVTI Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e)(ii).

“BVTI Buy-In” shall have the meaning set forth in Section 4(e)(v).

“BVTI Common Stock” means the common stock, par value $.01 per share, of BVTI and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“BVTI Common Stock Equivalents” means any securities of BVTI, the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time BVTI Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, BVTI Common Stock.

“BVTI Equity Conditions” means, during the period in question, (a) the Company and BVTI shall have duly honored all exchanges scheduled to occur or occurring by virtue of one or more Notices of Exchange of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing and then due to the Holder in respect of this Debenture, (c) the BVTI Common Stock is trading on a Trading Market (and the Company believes, in good faith, that trading of the BVTI Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (e) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(e)(ii) herein, (f) there has been no public announcement of a pending or proposed BVTI Fundamental Transaction, Fundamental Transaction or Change of Control Transaction that has not been consummated and (g) the Holder is not in possession of any information provided by the Company or BVTI that constitutes, or may constitute, material non-public information.

“BVTI Fundamental Transaction” shall have the meaning set forth in Section 4(e)(ix).

“BVTI Issuable Maximum” shall have the meaning set forth in Section 4(e)(ii).

“BVTI Shares” means the 14,400,000 shares of BVTI Common Stock (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) pledged to the Holders of the Debentures pursuant to the terms of the Pledge Agreement.

“BVTI Threshold Period” shall have the meaning set forth in Section 4(e)(xiv).

“BVTI VWAP” means, for any date, the price of the BVTI Common Stock determined by the first of the following clauses that applies: (a) if the BVTI Common Stock is then listed or quoted for trading on a Trading Market, the volume weighted average price of the BVTI Common Stock for such date (or the nearest preceding date) on the Trading Market on which the BVTI Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the BVTI Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the BVTI Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the BVTI Common Stock so reported for such date; or (c) in all other cases, the fair market value of a share of BVTI Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exchange of the Debentures), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion and Exchange Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Default Pledged Shares” shall have the meaning set forth in Section 8(b).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) the Common Stock is trading on a Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares, (e) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (f) the issuance of the shares in question (or, in the case of an Optional Redemption, the shares issuable upon conversion in full of the Optional Redemption Amount) to the Holder would not violate the limitations set forth in Section 4(c) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (h) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Date” shall have the meaning set forth in Section 4(e)(i).

“Exchange Price” shall have the meaning set forth in Section 4(e)(vi).

“Exchange Share Delivery Date” shall have the meaning set forth in Section 4(e)(iv).

“Forced Conversion” shall have the meaning set forth in Section 6(b).

“Forced Conversion Date” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(b).

“Forced Exchange” shall have the meaning set forth in Section 4(e)(xiv).

“Forced Exchange Date” shall have the meaning set forth in Section 4(e)(xiv).

“Forced Exchange Notice” shall have the meaning set forth in Section 4(e)(xiv).

“Forced Exchange Notice Date” shall have the meaning set forth in Section 4(e)(xiv).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $150,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (z) the present value of any lease payments in excess of $150,000 due under leases required to be capitalized in accordance with GAAP.

“Interest Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the

Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(b).

“Interest Exchange Rate” means the lesser of (a) the Exchange Price or (b) 90% of the lesser of (i) the average of the BVTI VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the BVTI VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Expiration Date” means February 15, 2011.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, divided by the Conversion Price or the Exchange Price (as selected by the Holder) on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price or Exchange Price, as applicable, multiplied by the VWAP or the BVTI VWAP, as applicable, on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP or (ii) 110% of the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture. Notwithstanding the foregoing, in connection with Events of Default described in Section 8(a)(ii), (iii) and (iv), clause (a)(i) herein shall not apply and the Mandatory Default Amount shall equal the sum of clause (a)(ii) and clause (b) herein.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means the sum of (i) 100% of the portion of the principal amount of the Debenture then outstanding being redeemed as is set forth in the Optional Redemption Notice, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of this Debenture as set forth above, regardless of any transfers of this Debenture and regardless of the number of instruments which may be issued to evidence this Debenture.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan” means the First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of August 16, 2010, as modified by the First Modification to First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code dated as of October 25, 2010 and as further modified from time to time, as filed in the Bankruptcy Case.

“Pledge Agreement” means that certain Pledge Agreement, dated as of November 17, 2010, executed by the Company in favor of the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” means any subsidiary of the Company as of the Original Issue Date and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Threshold Period” shall have the meaning set forth in Section 6(b).

“Trading Day” means a day on which a Trading Market is open for trading; provided that, if the Common Stock or the BVTI Common Stock, as applicable, is not on a Trading Market, then as reported on any day in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices).

“Trading Market” means any of the following markets or exchanges on which the Common Stock or the BVTI Common Stock, as applicable, is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE AMEX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the OTCQB Marketplace, or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer Agent” means StockTrans, Inc. or any successor transfer agent engaged by the Company or BVTI, as applicable.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security (but not including customary full ratchet or weighted average anti-dilution provisions) or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

“VWAP” means, for any date, the price of the Common Stock determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted for trading on a Trading Market, the volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported for such date; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrants” means the Common Stock Purchase Warrants issued pursuant to Article 5.6.1.8 of the Plan, which permit the Holders thereof to purchase shares of Common Stock or shares of BVTI Common Stock in accordance with the terms and conditions contained therein.

Section 2. Interest.

a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8.50% per annum, which interest shall begin accruing on the Original Issue Date, payable on the Conversion Date, the Exchange Date, the Forced Conversion Date or the Forced Exchange Date (as to that principal amount then being converted or exchanged, as the case may be), on the Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day).

b) Payment of Interest in Cash or Shares of Common Stock or BVTI Common Stock. Any interest payment on the Optional Redemption Date shall be paid in cash. Any interest payment on a Conversion Date, an Exchange Date, a Forced Conversion Date, a Forced Exchange Date, or the Maturity Date shall be paid in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock or BVTI Common Stock determined by dividing the amount of interest then due under this Debenture by the Interest Conversion Rate or the Interest Exchange Rate, as applicable. The shares of Common Stock or BVTI Common Stock issued to the Holder upon the conversion of accrued but unpaid interest on a Conversion Date, an Exchange Date, a Forced Conversion Date, a Forced Exchange Date, or the Maturity Date are referred to herein as “Interest Conversion Shares”.

c) Interest Calculations. Interest shall be calculated on the basis of a 365-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock or BVTI Common Stock shall otherwise occur pursuant to Section 4(d)(ii) or Section 4(e)(iv) herein and, solely for purposes of the payment of interest in shares of Common Stock or BVTI Common Stock, the Interest Payment Date shall be deemed the Conversion Date, the Exchange Date, the Forced Conversion Date, the Forced Exchange Date, or the Maturity Date, as applicable. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii) or Section 4(e)(iv) herein. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion and Exchange.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof); provided, however, that the Holder may not deliver a Notice of Conversion (as defined below) to the Company for the conversion of a principal amount of this Debenture of less than $10,000 at any time. The Holder shall effect a conversion by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture (and accrued but unpaid interest) to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect a conversion hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture has been so converted (and all accrued and unpaid interest converted or exchanged into shares of Common Stock or BVTI Common Stock or paid in cash). Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable amount converted. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to a Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.25 (subject to adjustment herein) (the “Conversion Price”).

c) Conversion Limitations. The Company shall not effect a conversion of this Debenture, and a Holder shall not have the right to convert this Debenture, to the extent that after giving effect to the conversion as set forth on the Notice of Conversion, the Holder (together with the Holder’s Affiliates and any other Person acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates), subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company when it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 4(c), and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q Quarterly Report or Form 10-K Annual Report, as the case may be, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 4(c) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4(c) shall apply to a successor holder of this Debenture.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined, with respect to any principal amount being converted, by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price. The number of Interest Conversion Shares issuable upon a conversion hereunder shall be determined, with respect to any accrued and unpaid interest on the principal amount being converted, by the quotient obtained by dividing (x) such interest amount by (y) the Interest Conversion Rate.

ii. Delivery of Certificate(s) Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Debenture. The Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d)(ii) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If the certificate or certificates representing the Conversion Shares are not delivered to, or as directed by, the Holder by the Share Delivery Date, the Holder shall be entitled to elect, by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind the Notice of Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the certificates representing such Conversion Shares.

iv. Obligations Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance and delivery of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert all or part of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such fifth (5th) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares on or before the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date

(a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that, during the period this Debenture is outstanding, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes. The issuance of certificates for Conversion Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

e) Voluntary Exchange; Forced Exchange.

i) Voluntary Exchange. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be exchangeable, in whole or in part, into BVTI Shares at the option of the Holder, at any time and from time to time (subject to the limitations on exchanges set forth in Section 4(e)(ii) hereof and the BVTI Issuable Maximum) at the then effective Exchange Price; provided, however, that the Holder may not deliver a Notice of Exchange (as defined below) to the Company for the exchange of a principal amount of this Debenture of less than $10,000 at any time. Upon any such transfer of BVTI Shares to the Holder upon an exchange, the Holder shall have good and marketable title to such BVTI Shares, free and clear of any Liens, encumbrances, restrictions, rights of first refusal or rights of any other Person and, except as provided in Article 5.6.1.7 of the Plan, shall be free of restrictive legends. The Holder shall effect an exchange by delivering to the Company a Notice of Exchange, the form of which is attached hereto as Annex B (a “Notice of Exchange”), with a copy to the Agent, specifying therein the principal amount of this Debenture (and accrued but unpaid interest) to be exchanged and the date on which such exchange is to be effected (such date, the “Exchange Date”). If no Exchange Date is specified in a Notice of Exchange, the Exchange Date shall be the date that such Notice of Exchange is deemed delivered hereunder. To effect an exchange hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture has been so exchanged (and all accrued and unpaid interest converted or exchanged into shares of Common Stock or BVTI Common Stock or paid in cash). Exchanges hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable amount exchanged. The Holder and the Company shall maintain records showing the principal amount(s) exchanged and the date of such exchange(s). The Company may deliver an objection to a Notice of Exchange within one (1) Business Day of delivery of such Notice of Exchange. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following exchange of a portion of this Debenture, the unpaid and unexchanged principal amount of this Debenture may be less than the amount stated on the face hereof.

ii) Exchange Limitations. The Company shall not effect an exchange of this Debenture, and a Holder shall not have the right to exchange this Debenture, to the extent that after giving effect to the exchange as set forth on the Notice of Exchange, such Holder (together with the Holder’s Affiliates and any other Person acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the BVTI Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of BVTI Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of BVTI Common Stock issuable upon exchange of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of BVTI Common Stock which would be issuable upon exercise, conversion or exchange of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other BVTI Common Stock Equivalents), subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(e)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 4(e)(ii) applies, the determination of whether this Debenture is exchangeable into BVTI Common Stock (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, and the submission of a Notice of Exchange shall be deemed to be the Holder’s determination of whether this Debenture may be exchanged (in relation to other securities owned by the Holder together with any Affiliates), subject to the BVTI Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company and BVTI each time it delivers a Notice of Exchange that such Notice of Exchange has not violated the restrictions set forth in this Section 4(e)(ii) and the Company and BVTI shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 4(e)(ii), in determining the number of outstanding shares of BVTI Common Stock, a Holder may rely on the number of outstanding shares of BVTI Common Stock as reflected in (x) BVTI’s most recent Form 10-Q Quarterly Report or Form 10-K Annual Report, as the case may be, (y) a more recent public announcement by BVTI, or (z) any other notice by BVTI or the Transfer Agent setting forth the number of shares of BVTI Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall cause BVTI, within two Trading Days, to confirm orally and in writing to such Holder the number of shares of BVTI Common Stock then outstanding. In any case, the number of outstanding shares of BVTI Common Stock shall be determined after giving effect to the conversion, exchange or exercise of securities of the Company or BVTI, including this Debenture, by such Holder or its Affiliates since the date as of which such number of outstanding shares of BVTI Common Stock was reported. The “BVTI Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the BVTI Common Stock outstanding immediately after giving effect to the issuance of shares of BVTI Common Stock issuable upon exchange of this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company and BVTI, may increase or decrease the BVTI Beneficial Ownership Limitation provisions of this Section 4(e)(ii), provided that the BVTI Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the BVTI Common Stock outstanding immediately after giving effect to the issuance of shares of BVTI Common Stock upon exchange of this Debenture held by the Holder and the provisions of this Section 4(e)(ii) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and BVTI. The provisions of this Section 4(e)(ii) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended BVTI Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4(e)(ii) shall apply to a successor holder of this Debenture.

In addition, the maximum number of shares of BVTI Common Stock transferable upon (A) exchange of this Debenture and the other Debentures, (B) exercise of the Warrants, and (C) the exercise of rights under the Pledge Agreement shall not exceed in the aggregate 14,400,000 shares of BVTI Common Stock (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) (such shares, the “BVTI Issuable Maximum”). The Holder and other holders of Debentures shall be allocated a portion of the BVTI Issuable Maximum as set forth on Schedule A to the Pledge Agreement.

iii) BVTI Shares Issuable Upon Exchange. The number of BVTI Shares issuable upon an exchange hereunder shall be determined, with respect to any principal amount being exchanged, by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be exchanged by (y) the Exchange Price. The number of Interest Conversion Shares issuable upon an exchange hereunder shall be determined, with respect to any accrued and unpaid interest on the principal amount being exchanged, by the quotient obtained by dividing (x) such interest amount by (y) the Interest Exchange Rate.

iv) Delivery of Certificate(s) Upon Exchange. Not later than three Trading Days after each Exchange Date (the “Exchange Share Delivery Date”), the Company shall deliver, or cause BVTI or the Transfer Agent to deliver, to the Holder a certificate or certificates representing the BVTI Shares which shall, except as otherwise provided in Article 5.6.1.7 of the Plan, be free of restrictive legends and trading restrictions representing the number of BVTI Shares being acquired upon the exchange of this Debenture. The Company shall use its best efforts to deliver, or cause BVTI or the Transfer Agent to deliver, any certificate or certificates required to be delivered under this Section 4(e)(iv) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

v) Compensation for BVTI Buy-In on Failure to Timely Deliver Certificates Upon Exchange. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver, or to cause BVTI or the Transfer Agent to deliver, to the Holder a certificate or certificates representing the BVTI Shares on or before the Exchange Share Delivery Date pursuant to Section 4(e)(iv), and if after such Exchange Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of BVTI Common Stock to deliver in satisfaction of a sale by the Holder of the BVTI Shares which the Holder was entitled to receive upon the exchange relating to such Exchange Share Delivery Date (a “BVTI Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of BVTI Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of BVTI Common Stock that the Holder was entitled to receive from the exchange at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted exchange or deliver to the Holder the number of shares of BVTI Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(e)(iv). For example, if the Holder purchases BVTI Common Stock having a total purchase price of $11,000 to cover a BVTI Buy-In with respect to an attempted exchange of this Debenture with respect to which the actual sale price of the BVTI Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the BVTI Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the BVTI Shares upon exchange of this Debenture as required pursuant to the terms hereof.

vi) Exchange Price. The exchange price in effect on any Exchange Date shall be equal to $0.75 (subject to adjustment herein) (the “Exchange Price”).

vii) Stock Dividends and Stock Splits. If BVTI, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of BVTI Common Stock or any BVTI Common Stock Equivalents payable in shares of BVTI Common Stock (which, for avoidance of doubt, shall not include any shares of BVTI Common Stock issued upon exchange of, or payment of interest on, this Debenture), (B) subdivides outstanding shares of BVTI Common Stock into a larger number of shares, (C) combines (including by way of a reverse stock split) outstanding shares of BVTI Common Stock into a smaller number of shares, or (D) issues, in the event of a reclassification of shares of BVTI Common Stock, any shares of capital stock of BVTI, then, in each case, the Exchange Price shall be multiplied by a fraction of which the numerator shall be the number of shares of BVTI Common Stock (excluding any treasury shares of BVTI) outstanding immediately before such event and of which the denominator shall be the number of shares of BVTI Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 4(e)(vii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

viii) Share Exchange. In case of any reclassification of the BVTI Common Stock or any compulsory share exchange pursuant to which the BVTI Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to exchange the then outstanding principal amount of this Debenture, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the BVTI Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the BVTI Common Stock into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture, could have been exchanged immediately prior to such reclassification or share exchange. This provision shall similarly apply to successive reclassifications or share exchanges.

ix) BVTI Fundamental Transaction If, at any time while this Debenture is outstanding, (A) BVTI effects any merger or consolidation of BVTI with or into another Person, (B) BVTI effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by BVTI or another Person) is completed pursuant to which holders of BVTI Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) BVTI effects any reclassification of the BVTI Common Stock or any compulsory share exchange pursuant to which the BVTI Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “BVTI Fundamental Transaction”), then, upon any subsequent exchange of this Debenture, the Holder shall have the right to receive, for each BVTI Share that would have been issuable upon such exchange immediately prior to the occurrence of such BVTI Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such BVTI Fundamental Transaction if it had been, immediately prior to such BVTI Fundamental Transaction, the holder of one (1) share of BVTI Common Stock (the “BVTI Alternate Consideration”). For purposes of any such exchange, the determination of the Exchange Price shall be appropriately adjusted to apply to such BVTI Alternate Consideration based on the amount of BVTI Alternate Consideration issuable in respect of one (1) share of BVTI Common Stock in such BVTI Fundamental Transaction, and the Company shall apportion the Exchange Price among the BVTI Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the BVTI Alternate Consideration. If holders of BVTI Common Stock are given any choice as to the securities, cash or property to be received in a BVTI Fundamental Transaction, then the Holder shall be given the same choice as to the BVTI Alternate Consideration it receives upon any exchange of this Debenture following such BVTI Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to BVTI, the Company or surviving entity in such BVTI Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into BVTI Alternate Consideration. The terms of any agreement pursuant to which a BVTI Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(e)(ix) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a BVTI Fundamental Transaction.

x) Subsequent Rights Offering. If BVTI, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of BVTI Common Stock (and not to Holders of the Debentures) entitling them to subscribe for or purchase shares of BVTI Common Stock at a price per share that is less than the BVTI VWAP on the record date referenced below, then the Exchange Price shall be multiplied by a fraction of which the denominator shall be the number of shares of BVTI Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of BVTI Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of BVTI Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to BVTI in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such BVTI VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

xi) Pro Rata Distribution. If BVTI, at any time while this Debenture is outstanding, shall distribute to all holders of BVTI Common Stock (and not to the Holders of the Debentures) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Exchange Price shall be adjusted by multiplying such Exchange Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the BVTI VWAP determined as of the record date mentioned above, and of which the numerator shall be such BVTI VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one (1) outstanding share of BVTI Common Stock as determined by the board of directors of BVTI in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one (1) share of BVTI Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

xii) Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exchange of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exchange, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exchange Price or round up to the next whole share.

xiii) Transfer Taxes. The issuance of certificates for BVTI Shares on exchange of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exchange in a name other than that of the Holder of this Debenture so exchanged and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

xiv) Forced Exchange. Notwithstanding anything herein to the contrary, if, commencing on August 15, 2011 (the six (6) month anniversary of the Lock-up Expiration Date), the BVTI VWAP for each of any ten (10) consecutive Trading Days (such period, the “BVTI Threshold Period”) equals or exceeds $1.25 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like), then the Company may, within three (3) Trading Days after the end of any such BVTI Threshold Period, deliver a written notice to the Holder (a “Forced Exchange Notice” and the date such notice is delivered to the Holder, the “Forced Exchange Notice Date” and such exchange, the “Forced Exchange”) to cause the Holder to exchange all or part of the then outstanding principal amount of this Debenture at the then Exchange Price, plus accrued but unpaid interest, liquidated damages and other amounts owing to the Holder under this Debenture at the Interest Exchange Rate, it being agreed that the “Exchange Date” for purposes herein shall be deemed to occur on the third Trading Day following the Forced Exchange Notice Date (such third Trading Day, the “Forced Exchange Date”). The Company may not deliver a Forced Exchange Notice, and any Forced Exchange Notice delivered by the Company shall not be effective, unless all of the BVTI Equity Conditions are met (unless waived in writing by the Holder) on each Trading Day occurring during the applicable BVTI Threshold Period through and including the later of the Forced Exchange Date and the Trading Day after the date such BVTI Shares pursuant to such exchange are delivered to the Holder. Any Forced Exchange shall be applied ratably to all Holders of Debentures, provided that any voluntary exchanges by a Holder shall be applied against the Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly exchanged hereunder if only a portion of this Debenture is forcibly exchanged. For purposes of clarification, a Forced Exchange shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of liquidated damages and limitations on exchanges.

xv) Adjustments to Exchange Price. Whenever the Exchange Price is adjusted pursuant to any provision of this Section 4(e), the Company shall promptly deliver to the Holder a notice setting forth the Exchange Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If BVTI enters into a Variable Rate Transaction, BVTI shall be deemed to have issued BVTI Common Stock or BVTI Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised.

xvi) Lockup Provisions under Plan. Notwithstanding anything to the contrary contained herein, the BVTI Shares issued under this Section 4(e) shall be subject to the lock-up provisions contained in Article 5.6.1.7 of the Plan until the Lock-Up Expiration Date.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any Common Stock Equivalents payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Debenture), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [RESERVED]

c) Subsequent Rights Offerings. If the Company, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders of the Debentures) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is less than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Debentures) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one (1) outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Optional Redemption; Forced Conversion; Automatic Conversion.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Original Issue Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all or some of the then outstanding principal amount of this Debenture for cash in an amount equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Debentures.

b) Forced Conversion. Notwithstanding anything herein to the contrary, if, commencing on August 15, 2011 (the six (6) month anniversary of the Lock-up Expiration Date), the VWAP for each of any ten (10) consecutive Trading Days (such period, the “Threshold Period”) exceeds 150% of the then effective Conversion Price, then the Company may, within three (3) Trading Days after the end of any such Threshold Period, deliver a written notice to the Holder (a “Forced Conversion Notice” and the date such notice is delivered to the Holder, the “Forced Conversion Notice Date” and such conversion, the “Forced Conversion”) to cause the Holder to convert all or part of the then outstanding principal amount of this Debenture at the then Conversion Price, plus accrued but unpaid interest, liquidated damages and other amounts owing to the Holder under this Debenture at the Interest Conversion Rate, it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date (such third Trading Day, the “Forced Conversion Date”). The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective, unless all of the Equity Conditions are met (unless waived in writing by the Holder) on each Trading Day occurring during the applicable Threshold Period through and including the later of the Forced Conversion Date and the Trading Day after the date such Conversion Shares pursuant to such conversion are delivered to the Holder. Any Forced

Conversion shall be applied ratably to all Holders of Debentures, provided that any voluntary conversions by a Holder shall be applied against the Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if only a portion of this Debenture is forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of liquidated damages and limitations on conversions.

c) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. The Holder may elect to convert the outstanding principal amount of this Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

d) Automatic Conversion at Maturity Date. Subject to the provisions of this Section 6(d), on the Maturity Date, the outstanding principal amount, plus accrued but unpaid interest, on this Debenture shall automatically convert into Conversion Shares or automatically be exchanged into BVTI Shares, or a combination thereof (such automatic conversion or exchange, the “Automatic Conversion”), provided that the Holder shall have the right to elect whether to receive Conversion Shares or BVTI Shares or a combination thereof on the Maturity Date by written notice to the Company at least 10 Trading Days prior to the Maturity Date (such notice, the “Automatic Conversion Notice”). In the Automatic Conversion Notice, the Holder shall set forth the respective portions of the outstanding principal amount, plus accrued but unpaid interest, on this Debenture that shall be allocated to Conversion Shares and BVTI Shares (and, with respect to accrued but unpaid interest, to Interest Conversion Shares) or a combination thereof in the Automatic Conversion. In the event that the Holder shall not deliver an Automatic Conversion Notice to the Company by the 10th Trading Day prior to the Maturity Date, the Holder shall be deemed to have made an election to receive outstanding principal amount, plus accrued but unpaid interest, on the Debenture in BVTI Shares only. The Company shall deliver the Conversion Shares pursuant to the requirements of Section 4(d)(ii) and shall cause BVTI or the Transfer Agent to deliver the BVTI Shares pursuant to the requirements of Section 4(e)(iv), as applicable. Notwithstanding anything herein to the contrary, the Automatic Conversion shall not be effective unless all of the Equity Conditions and all of the BVTI Equity Conditions are satisfied (unless waived in writing by the Holder) on each of the 30 Trading Days immediately preceding the Maturity Date.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

a) amend its charter documents, including, without limitation, its articles or certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture;

c) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date or any payments to its creditors or the creditors of its Subsidiaries as required under the Plan, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

d) pay cash dividends or distributions on any equity securities of the Company;

e) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

f) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, an Exchange Date, a Forced Conversion Date, a

Forced Exchange Date, an Optional Redemption Date or the Maturity Date or by acceleration or otherwise), which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii. the Company shall fail to observe or perform any other material covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock or BVTI Common Stock to the Holder upon conversion or exchange, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty by the Company made in this Debenture, any written statement pursuant hereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 40% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(d)(ii) or after an Exchange Date pursuant to Section 4(e)(iv) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions or exchanges of any Debentures in accordance with the terms hereof; or

x. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $150,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in an amount equal to the Mandatory Default Amount. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Upon the occurrence of an Event of Default, the Holder shall have the right, at any time and from time to time until the Mandatory Default Amount is paid in full, to deliver instructions to the Agent (with a copy to the Company) to release to such Holder up to a number of Pledged Shares (as defined in the Pledge Agreement) determined by dividing the Mandatory Default Amount (as determined by the Holder with respect to the application of clause (a)(i) or clause (a)(ii) of the definition of Mandatory Default Amount) by the then effective Exchange Price (such number of Pledged Shares, the “Default Pledged Shares”). The Default Pledged Shares shall be the sole means by which the Holder receives the Mandatory Default Amount from the Company. If the Mandatory Default Amount exceeds the market value, or the proceeds of the sale, of the Default Pledged Shares, the Company shall not be liable to the Holder for any deficiency.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion and Notice of Exchange, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a) and notices to the Agent shall be addressed to the Agent at the address set forth in the Pledge Agreement or such other facsimile number or address as the Agent may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Notices to BVTI shall be delivered by facsimile at the facsimile address for the Company set forth in this Debenture. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (if to the Company, at the facsimile number specified on the signature page) prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile (if to the Company, at the facsimile number specified on the signature page) between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Debenture), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

j) Secured Obligation. The obligations of the Company under this Debenture are (i) secured by the BVTI Shares pursuant to the Pledge Agreement, and (ii) guaranteed by the Subsidiaries pursuant to the Subsidiary Guarantee, dated as of November 17, 2010, of each Subsidiary in favor of the Holders.

*********************

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name: Samuel S. Duffey Title: President

Facsimile No. for delivery of notices:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8.50% Secured Convertible Debenture due May 17, 2012 (unless the Maturity Date is extended pursuant to the terms therein) of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), into shares of common stock (the “Common Stock”) of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4(c) of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Amount of Interest to be paid in Common Stock:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

ANNEX B

NOTICE OF EXCHANGE

The undersigned hereby elects to exchange principal and, if specified, interest under the 8.50% Secured Convertible Debenture due May 17, 2012 (unless the Maturity Date is extended pursuant to the terms therein) of Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), into shares of common stock, $0.01 par value per share (the “Common Stock”), of Biovest International, Inc. according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any exchange, except for such transfer taxes, if any.

By the delivery of this Notice of Exchange the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4(e) of this Debenture.

Exchange calculations:

Date to Effect Exchanges:

Principal Amount of Debentures to be Exchanged:

Amount of Interest to be paid in BVTI Common Stock:

Number of shares of BVTI Common Stock to be Issued:

Applicable Exchange Price:

Signature:

Name:

Address:

CC: AMERICAN STOCK TRANSFER & TRUST COMPANY, FACSIMILE NUMBER:

Fax: 718-331-1852, Attn: Herb Lemmer, Esq.

Schedule 1

CONVERSION AND EXCHANGE SCHEDULE

The 8.50% Secured Convertible Debentures due on May 17, 2012 (unless the Maturity Date is extended pursuant to the terms therein) in the original principal amount of $____________ is issued by Accentia Biopharmaceuticals, Inc., a Florida corporation. This Conversion and Exchange Schedule reflects conversions and exchanges made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion or Exchange (or for first entry, Original Issue Date)	Amount of Conversion	Amount of Exchange	Aggregate Principal Amount Remaining Subsequent to Conversion or Exchange (or original Principal Amount)	Company Attest

38